CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust. Such reference is included in the Prospectus and Statement of Additional Information of TOPSTM Capital Preservation ETF Portfolio, TOPSTM Balanced ETF Portfolio, TOPSTM Moderate Growth ETF Portfolio, TOPSTM Growth ETF Portfolio, TOPSTM Aggressive Growth ETF Portfolio, TOPSTM Protected Balanced ETF Portfolio, TOPSTM Protected Moderate Growth ETF Portfolio and TOPSTM Protected Growth ETF Portfolio under “Independent Registered Public Accounting Firm”.

BBD, LLP

Philadelphia, Pennsylvania

March 18, 2011